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                                                                    Exhibit 21.1

                       SUBSIDIARIES OF CUMULUS MEDIA INC.

Name of Subsidiary                                Jurisdiction of Incorporation
------------------                                -----------------------------
Cumulus Broadcasting Inc.                                    Nevada
Cumulus Licensing Corp.                                      Nevada
Cumulus Wireless Services Inc.                               Nevada
Southern Outdoor Graphics, Inc.                             Arkansas
Express Signs Inc.                                          Arkansas
Toledo Radio Inc.                                             Ohio
Cumulus Internet Services Inc.                               Nevada
Cumulus Telecommunications Inc.                              Nevada
Broadcast Software International Inc.                        Nevada
Aurora of Poughkeepsie, LLC                                 Delaware
Aurora of Danbury, LLC                                      Delaware
Aurora of Westchester, LLC                                  Delaware
Aurora of Bridgeport, LLC                                   Delaware
Phoenix of Hendersonville, Inc.                             Tennessee
Caribbean Communications Company Limited                   Montserrat
Gem Radio Five, Ltd.                                   Trinidad and Tobago